                                                                     EXHIBIT 7.3

                                   AGREEMENT

     THIS AGREEMENT ("Agreement") is made and entered into this 11/th/ day of June, 1999, by and between HARRY SHUSTER ("Seller") and STANLEY SHUSTER ("Buyer").

     In consideration of the mutual promises contained herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Seller does hereby sell, assign, convey and transfer to Buyer, and Buyer does hereby purchase from Seller, (i) 2,315,375 shares of common stock of Grand Havana Enterprises, Inc., a Delaware corporation ("Shares") and
        (ii) stock purchase warrants ("Warrants") to purchase 1,157,689 shares of such common stock.

     2. Seller does hereby represent and warrant that he has good and marketable title to the Shares and the Warrants and is hereby conveying them to Buyer free and clear of any and all liens and encumbrances whatsoever; except that (i) the Shares and Warrants are subject to a right of rescission ("Right of Rescission") of certain claimants ("Claimants") pursuant to that certain Settlement and Release Agreement dated as of June 4, 1999 ("Settlement Agreement"), and (ii) pursuant to the terms of the Settlement Agreement, the Shares and the Warrants will be held in escrow ("Escrow") by the law firm of Richman, Lawrence, Mann, Chizever & Phillips until the conditions of such escrow are satisfied.

     3. The purchase price to be paid by Buyer to Seller for the Shares and the Warrants is $185,230.00, which shall be payable pursuant to a Non-Recourse Promissory Note ("Note") executed by Buyer in favor of Seller concurrently herewith. The payment of the purchase price shall be secured by the Shares and the Warrants pursuant to the terms of a Pledge Agreement to be executed by Buyer and Seller concurrently herewith.

     4. The parties hereto agree and acknowledge that if the Claimants exercise the Right of Rescission pursuant to the Settlement Agreement, (i) the sale and purchase of the Shares and the Warrants hereunder shall be rescinded, (ii) the Shares and Warrants shall be transferred from Escrow to the Claimants,(iii) the Note and the Pledge Agreement shall be canceled, (iv) Seller shall not be entitled to any payments under the Note and any payments received by Seller thereunder shall be refunded promptly to Buyer, (v) Buyer shall have no further rights in and to the Shares or the

        Warrants, and (vi) Buyer shall have no right to receive any other securities in lieu of the Shares and the Warrants.

     5. The parties hereto agree to execute any and all documents, including but not limited to stock assignments separate from certificate, in order to effectuate the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


/s/ Harry Shuster                        /s/ Stanley Shuster
----------------------------             ----------------------------------
HARRY SHUSTER                            STANLEY SHUSTER

                         NON-RECOURSE PROMISSORY NOTE


$185,230.00                                              Los Angeles, California
                                                         June 11, 1999

     FOR VALUE RECEIVED, the undersigned, Stanley Shuster, promises to pay to the order of Harry Shuster the sum of One Hundred Eighty-Five Thousand Two Hundred Thirty Dollars ($185,230.00), together with interest from the date hereof on the unpaid principal, as it exists from time to time, at the rate of 5 1/2% per annum.

     Interest shall be paid annually and principal shall be paid on or before ten (10) years from the date of this Non-Recourse Promissory Note.

     Payment shall be paid in lawful money of the United States. The undersigned shall have the right to prepay all or any portion due hereunder at any time and from time to time without any penalty whatsoever. Each payment made hereunder shall be credited first to interest then due and the remainder to principal.

     If the undersigned shall default in any payment due hereunder, then, at the option of the holder of this Non-Recourse Promissory Note, the entire amount of outstanding principal and interest due shall immediately become due and payable. If action be instituted on this Non-Recourse Promissory Note, the undersigned promises to pay reasonable attorneys' fees and court costs.

     This Non-Recourse Promissory Note is secured by the terms of a certain Pledge Agreement of even date herewith entered into between the undersigned and the payee hereunder. This Non-Recourse Promissory Note is non-recourse and the undersigned shall have no personal liability beyond that which the holder of this Non-Recourse Promissory Note receives upon the sale of the collateral under the aforesaid Pledge Agreement.



                                         /s/ Stanley Shuster
                                         --------------------------------
                                         STANLEY SHUSTER

                               PLEDGE AGREEMENT
                               ----------------


     THIS PLEDGE AGREEMENT ("Agreement") is made and entered into this 11/th/ day of June, 1999, by and between STANLEY SHUSTER ("Debtor") and HARRY SHUSTER ("Secured Party"), with reference to the following facts:

     A. Debtor has executed and delivered to Secured Party a Non-Recourse Promissory Note of even date herewith in the original principal amount of $185,230.00 ("Note").

     B. Debtor desires to enter into this Agreement to secure payment and performance of his obligations under the Note.

     NOW, THEREFORE, for valuable consideration, Debtor and Secured Party agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall
        -----------
have the following definitions:

        1.1 "Collateral" means 2,315,375 shares of common stock of Grand Havana Enterprises, Inc., a Delaware corporation, owned or held by Debtor, (b) warrants to purchase 1,157,689 shares of common stock of Grand Havana Enterprises, Inc.,
(c) all cash, additional securities and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any of the Collateral, and (d) all proceeds of the foregoing.

        1.2 "Event of Default" means any event of default specified in Section 5 herein.

        1.3 "Obligations" means payment and performance of all obligations of Debtor under the Note.

     2. Grant of Security Interest. To secure the Obligations, Debtor hereby
        --------------------------
grants and assigns to Secured Party a present and continuing security interest in the Collateral.

     3. Debtor's Covenants.
        ------------------

        3.1 Further Assurances. The security interest granted by Debtor
            ------------------
hereunder, at all times, shall be perfected and prior to any other interests in the Collateral. Debtor shall take all actions which may be reasonably necessary or appropriate to maintain, preserve, protect and defend the Collateral and Secured Party's security interest therein, including all such actions as may be reasonably requested by Secured Party. Upon Secured Party's request, Debtor shall execute and deliver to Secured Party such further documents and agreements, in form and substance satisfactory to Secured Party, as Secured Party may require to effectuate this

Agreement or to evidence, perfect,maintain, preserve or protect Secured Party's security interest in the Collateral, including without limitation financing statements, continuation financing statements, financing statement amendments, security agreements and assignments.

        3.2 Deliveries. Debtor shall deliver to Secured Party the certificate
            ----------
and any other certificates evidencing the Collateral as soon as possible after the execution of this Agreement and shall deliver, immediately upon receipt by Debtor from any party of any securities that constitute Collateral, such securities to the Secured Party, together with duly executed stock powers in blank with a signature guarantee provided by a member of the New York Stock Exchange or such other party satisfactory to Secured Party. In the event of any non-cash distribution with respect to such Collateral (whether by way of stock dividends, stock splits or recapitalization), the property so distributed shall be delivered to the Secured Party to be held as additional Collateral under this Agreement.

        3.3 Negative Covenants. Without Secured Party's prior written consent,
            ------------------
Debtor shall not sell, transfer, assign, pledge, mortgage, encumber, hypothecate or otherwise dispose of or abandon any or all of the Collateral.

        3.4 Voting Rights. So long as there shall exist no Event of Default,
            -------------
Debtor shall be entitled to exercise his rights to voting power with respect to all Collateral pledged under this Agreement. Upon an Event of Default, Secured Party acting alone may exercise voting rights with respect to the Collateral and may cause the Collateral to be reissued in Secured Party's name to facilitate the exercise of such voting rights.

     4. Warranties and Representations. Debtor warrants and represents to
        ------------------------------
Secured Party that:

            (a) Debtor has the full power and authority to enter into this Agreement, to grant to Secured Party the security interest in the Collateral as provided herein, and to perform all of his other obligations under this Agreement; and

            (b) Debtor is the sole owner of and has good and marketable title to the Collateral, and the Collateral is free and clear and shall at all times remain free and clear of all claims, demands, rights, liens, security interests and encumbrances, other than the security interest granted to Secured Party under this Agreement; provided, however, that the Collateral is subject to certain persons' right of rescission ("Right of Rescission") pursuant to that certain Settlement and Release Agreement dated as of June 4, 1999 ("Settlement Agreement"). Secured Party acknowledges the foregoing and takes his interest in the Collateral subject to such right of rescission. Secured Party further acknowledges that, pursuant to the Settlement Agreement, the Collateral shall be held in escrow by the law firm of Richman, Lawrence, Mann, Chizever & Phillips, until such right has lapsed, been waived or has otherwise expired.

     5. Event of Default.
        ----------------

        The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

            (a) Any failure to make any payment on the date that such payment is due under the Note;

            (b) The sale, lease, transfer, assignment, pledge, mortgage, encumbrance, hypothecation or other disposal of or abandonment of any or all of the Collateral without the prior written consent of Secured Party;

            (c) Any failure or neglect to perform or observe any of the other terms, provisions, or covenants of this Agreement;

            (d) Any warranty, representation or statement contained in this Agreement or any other document or agreement executed or delivered in connection with the Obligations that shall be or shall prove to have been materially false when made or furnished;

            (e) The filing by Debtor (or against Debtor in which Debtor acquiesces or which is not dismissed within thirty (30) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to Debtor; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Debtor;

            (f) The insolvency of Debtor; or the execution by Debtor of an assignment for the benefit of creditors; or the convening by Debtor of a meeting of his creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of his debts; or the failure of Debtor to pay his debts as they mature; or if Debtor is generally not paying his debts as they mature;

            (g) The admission in writing by Debtor that he is unable to pay his debts as they mature or that he is generally not paying his debts as they mature; and

            (h) The institution of any legal action or proceedings to enforce a lien or security interest in any portion of the Collateral that is not dismissed to the satisfaction of Secured Party within fifteen (15) days of such institution.

     6. Remedies Upon Default. Upon the occurrence of any Event of Default,
        ---------------------
Secured Party shall, in addition to all other rights and remedies provided hereunder or any document or agreement referred to herein, have the following rights and remedies:

        6.1 Uniform Commercial Code. Secured Party shall have all of the rights
            -----------------------
and remedies of a secured party under the California Uniform Commercial Code and under all other applicable laws.

        6.2 Acceleration. Secured Party may declare any or all of the
            ------------
Obligations to be immediately due and payable, to the extent that such Obligations are not already due and payable by their terms.

        6.3 Sale of Collateral. Subject to the Right of Rescission pursuant to
            ------------------
the Settlement Agreement, Secured Party may sell or dispose of the Collateral at public or private sale, in one or more sales, as a unit or in parcels, at wholesale or retail, and at such time and place and on such terms as Secured Party may determine. Secured Party may be the purchaser of any or all of the Collateral at any public or private sale. If, at any time when Secured Party shall determine to exercise his right to sell all or any part of the Collateral and such Collateral, or the part thereof to be sold, he has been advised by legal counsel or himself determines that the Collateral is subject to the Securities Act of 1933 as amended or any state securities laws, Secured Party in his sole and absolute discretion, is hereby expressly authorized to sell such Collateral, or any part thereof, subject to obtaining all required regulatory approvals, by private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that such sale may be effected legally without registration or qualification under applicable securities laws (including without limitation without any obligation to advertise). Without limiting the generality of the foregoing, Secured Party, in his sole and absolute discretion, may approach and negotiate with a restricted number of potential purchasers to effect such sale or restrict such sale to a purchaser or purchaser who will represent and agree that such purchaser or purchasers are purchasing for his or their own account, for investment only, and not with a view to the distribution or sale of such Collateral or any part thereof. Any such sale shall be deemed to be a sale made in a commercially reasonable manner within the meaning of the Uniform Commercial Code of the State of California and Debtor hereby consents and agrees that Secured Party shall incur no responsibility or liability for selling all or any part of the Collateral at a price which is not unreasonably low, notwithstanding the possibility that a higher price might be realized if the sale were public. Any public sale of any or all of the Collateral may be postponed from time to time by public announcement at the time and place last scheduled for the sale.

        6.4 Commercially Reasonable Sale. Without limiting the generality of
            ----------------------------
this Section 6, Secured Party shall conclusively be deemed to have made a commercially reasonable disposition of any or all of the Collateral if Secured Party holds a public or private sale of such Collateral at least (5) five days after notice is given to Debtor of the date fixed for any public sale or the date on or after which any private sale or other disposition of the Collateral is to be made by Secured Party; with respect to any public sale, the sale is held at least five (5) days after notice is published in a newspaper of general circulation in the City of Los Angeles, California; and without respect to any public disposition, the sale is held any time between the hours of 8 a.m. and 5 p.m. at any place designated by Secured Party or the sale is made by a licensed securities broker or dealer through the placement of a "sell" order at the then current market price. Without limiting the generality of this Section 6, it shall conclusively be deemed to be commercially reasonable for Secured Party to direct any prospective purchaser of any or all of the Collateral to Debtor to ascertain all information concerning the status of Grand Havana Enterprises, Inc. Secured Party's disposition of any or all of the Collateral in any manner which differs from the procedures specified in this Section 6 shall not be deemed to be commercially unreasonable.

        6.5 Protection of Collateral. Secured Party may discharge claims,
            ------------------------
demands, liens, security interests, encumbrances and taxes affecting any or all of the Collateral and take such other actions as Secured Party determines to be necessary or appropriate to protect the Collateral and Secured Party's security interest therein. Secured Party, without releasing Debtor or any other party from any of the Obligations and without any obligation to do so, may perform any of the Obligations in such manner and to such extent as Secured Party determines to be necessary or appropriate to protect the Collateral and Secured Party's security interest therein.

        6.6 Proceeds. The proceeds of any sale or disposition of the
            --------
Collateral by Secured Party shall be applied in the following order of priority:

            (a) First, to all liabilities, obligations, costs, and expenses, including without limitation reasonable attorneys' fees and costs, incurred by Secured Party in exercising any of his rights or remedies under this Agreement, including without limitation the costs and expenses of retaking, holding, and selling any or all of the Collateral and the costs and expenses of enforcing and collecting upon any or all of the Collateral;

            (b) Second, to the payment of the Obligations in such order and amounts as Secured Party may determine in his sole and absolute discretion; and

            (c) Third, the surplus, if any, shall be paid to Debtor or any other party legally entitled thereto.

     7. No Liability for Deficiency. Debtor shall not be liable for any
        ---------------------------
deficiency remaining on the Obligations after any disposition of any or all of the Collateral. Secured Party's sole recourse against Debtor in the Event of Default shall be against the Collateral.

     8. Power of Attorney. Debtor irrevocably appoints Secured Party, with full
        -----------------
power of substitution, as Debtor's attorney-in-fact, coupled with an interest, with full power, in Secured Party's own name or in the name of Debtor:

            (a) Upon the occurrence of any Event of Default, to endorse any checks, drafts, money orders, notes, and other instruments or documents representing Collateral proceeds or evidencing payment on account of any or all of the Collateral;

            (b) Upon the occurrence of any Event of Default, to pay or discharge claims, demands, liens, security interests, encumbrances, or taxes affecting or threatened against any or all of the Collateral;

            (c) Upon the occurrence of any Event of Default, to receive payment of all Collateral proceeds;

            (d) To commence, prosecute or defend any suit, action or proceeding relating to any or all of the Collateral;

            (e) Upon the occurrence of any Event of Default, to sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any or all of the Collateral as though Secured Party were the owner thereof for all purposes; and

            (f) To execute any financing statement, continuation financing statement, financing statement amendment, security agreement, assignment, notice, or other document which Secured Party, in his sole and absolute discretion, determines to be necessary or appropriate in order to perfect or maintain Secured Party's first-priority security interest in the Collateral.

Debtor acknowledges that Secured Party shall have no obligation to exercise any of the foregoing rights.

     9.  Waivers. Debtor hereby waives presentment, demand for payment, protest,
         -------
notice of demand, dishonor, protest and nonpayment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of the Obligations. Debtor waives the right to assert any statute of limitations as a defense to the enforcement of any of the Obligations to the fullest extent permitted by law.

     10. Relationship of Parties. Nothing contained in this Agreement
         -----------------------
constitutes or shall be construed as the formation of a partnership or joint venture between Secured Party and Debtor or any other party; or the creation of any confidential or fiduciary relationship of any kind between Secured Party and Debtor or any other party. Secured Party shall not be deemed to be a partner, joint venturer, trustee, or fiduciary with respect to Debtor or any other party as a result of this Agreement or the transactions contemplated hereby.

     11. Attorneys' Fees. Upon Secured Party's demand, Debtor shall reimburse
         ---------------
Secured Party for all costs and expenses, including without limitation, reasonable attorney's fees and costs, which are incurred by Secured Party, whether before or after Debtor's default under this Agreement, in connection with any or all of the following: the exercise of any or all of Secured Party's rights and remedies under this Agreement or the enforcement of any obligation of any other party liable to Secured Party in connection with the Obligations, whether or not any legal proceedings are instituted by Secured Party; the protection, preservation, management, operation, or maintenance of any or all of the

Collateral; the sale or disposition of any or all of the Collateral; or the defense of any suit, action or proceeding by Debtor or any other party relating to the Obligations.

     12. Notices. All notices, requests and other communications hereunder shall
         -------
be in writing and shall be delivered by courier or other means of personal service, or sent by telecopy or by overnight mail or by Federal Express addressed to:

     If to Secured Party:

         Harry Shuster
         1990 Westwood Boulevard, Penthouse
         Los Angeles, California 90025

     If to Debtor:

         Stanley Shuster
         1990 Westwood Boulevard, Penthouse
         Los Angeles, California 90025

All notices, requests and other communications shall be deemed given on the date of delivery, if given by personal service, or, if sent by overnight mail or air courier, seventy-two (72) hours after delivery to the air courier to the address set forth above. Any party may change their address for notices, requests and other communications by giving notice in the manner specified above.

     13. Interpretation. This Agreement shall be construed in accordance with
         --------------
and governed by the laws of the State of California. The headings to sections of this Agreement are for convenience only, and they do not in any way limit or amplify any of the terms of this Agreement and shall not be used in interpreting this Agreement.

     14. Entire Agreement. This Agreement contains the entire agreement between
         ----------------
Secured Party and Debtor concerning the subject matter of this Agreement.

     15. No Waiver by Secured Party. No waiver by Secured Party of any of his
         --------------------------
rights or remedies in connection with the Obligations or of any of the terms or conditions of this Agreement shall be effective unless such waiver is in writing and signed by Secured Party.

     16. Amendment. This Agreement may be modified only by a written agreement
         ---------
signed by Debtor and Secured Party.

     17. Successors. This Agreement shall be binding upon and inure to the
         ----------
benefit of Debtor and Secured Party and their respective successors and assigns.

     18. Counterparts. This Agreement may be executed in two (2) or more
         ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                               "Debtor"

                               /s/ Stanley Shuster
                               -----------------------------------
                               STANLEY SHUSTER


                               "Secured Party"

                               /s/ Harry Shuster
                               -----------------------------------
                               HARRY SHUSTER